     As filed with the Securities and Exchange Commission on August 25, 1997
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             Rubbermaid Incorporated
             (Exact Name of Registrant as Specified in Its Charter)

                    Ohio                                         34-0628700
     (State or Other Jurisdiction of                         (I.R.S. Employer
     Incorporation or Organization)                          Identification No.)

    1147 Akron Road, Wooster, Ohio                                44691-6000
 (Address of Principal Executive Offices)                         (Zip Code)

                    AMENDED AND RESTATED 1989 STOCK INCENTIVE
                                 AND OPTION PLAN
                            (Full Title of the Plan)

                                 James A. Morgan
              Senior Vice President, General Counsel and Secretary
                             Rubbermaid Incorporated
                                 1147 Akron Road
                            Wooster, Ohio 44691-6000
                     (Name and Address of Agent for Service)

                                 (330) 264-6464
          (Telephone Number, Including Area Code, of Agent For Service)


                                          CALCULATION OF REGISTRATION FEE
                                                         Proposed               Proposed
                                                         Maximum                 Maximum                   Amount of
    Title of Securities         Amount To Be          Offering Price            Aggregate                Registration
     To Be Registered            Registered            Per Share(1)          Offering Price(1)              Fee(1)

Common Shares,                    5,000,000            $25.28                $126,400,000.00               $38,303.00
with a par value of
One Dollar ($1.00)
per share(2)

--------

          (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933. The registration fee is based on the average of the high and low prices reported for Rubbermaid Incorporated's Common Shares on the New York Stock Exchange on August 20, 1997.

          (2) The Common Shares registered hereby include associated rights (the "Rights") to purchase Common Shares. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing the Common Shares, and will be transferred along with and only with the Common Shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference into this Registration Statement:

          1. In accordance with General Instruction E of Form S-8, the Registrant's Registration Statement on Form S-8 filed on October 20, 1994 (No. 33-56105);

          2. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

          3. All reports filed by Registrant pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (2) above; and

          4. The description of the Registrant's Common Shares and the associated Rights set forth in the Registrant's applicable Registration Statement filed with the Commission pursuant to
               Section 12(b) of the 1934 Act.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the Common Shares offered hereby will be passed upon by James A. Morgan, Esq., Senior Vice President, General Counsel and Secretary of the Registrant.

ITEM 8.           EXHIBITS

          The Exhibits to this Registration Statement are listed in the Exhibit Index on page 5 of this Registration Statement.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wooster, State of Ohio, on this 25th day of August, 1997.

                                 RUBBERMAID INCORPORATED

                                 By: /s/ James A. Morgan
                                    -------------------------------------------
                                       James A. Morgan, Senior Vice President,
                                       General Counsel and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 25, 1997.

         *                          Chairman of the Board and Chief
--------------------------          Executive Officer (Principal Executive
Wolfgang R. Schmitt                 Officer)

         *                          Senior Vice President and Chief Financial
--------------------------          Officer (Principal Financial Officer)
George C. Weigand

         *                          Director
-------------------------
Tom H. Barrett

         *                          Director
-------------------------
Charles A. Carroll

         *                          Director
-------------------------
Scott S. Cowen

         *                          Director
-------------------------
Robert O. Ebert

         *                          Director
-------------------------
Robert M. Gerrity

         *                          Director
-------------------------
Karen N. Horn

         *                          Director
-------------------------
William D. Marohn

         *                          Director
-------------------------
Steven A. Minter

         *                          Director
-------------------------
Jan Nicholson

         *                          Director
-------------------------
Paul G. Schloemer

* James A. Morgan, by signing his name hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to power of attorney executed by such persons and filed as an exhibit to this Registration Statement.

By:      /s/ James A. Morgan
   ---------------------------------------
      James A. Morgan, Attorney-in-Fact

                                INDEX TO EXHIBITS

      Exhibit No.                                    Description

            4(a) Amended Articles of Incorporation of Rubbermaid Incorporated, filed as Exhibit 3(a) and 4(a) to Form 10-K (File No. 1-4188) for the year ended December 31, 1992 and incorporated by reference herein.

            4(b) Amended Code of Regulations of Rubbermaid Incorporated, filed as Exhibit 3(b) and 4(b) to Form 10-K for the year ended December 31, 1992 and incorporated by reference herein.

            4(c) Shareholder Rights Agreement between Rubbermaid Incorporated and The First National Bank of Boston dated June 25, 1996, filed as Exhibit 4.1 to Form 8-K filed with the Commission on June 26, 1996 and incorporated by reference herein.

            5 Opinion of James A. Morgan, Esq., as to the legality of the Common Shares being registered.

            23(a)       Consent of KPMG Peat Marwick LLP.

            23(b) Consent of James A. Morgan, Esq. (set forth in his opinion referenced as Exhibit 5).

            24 Power of Attorney pursuant to which certain Directors have signed this Form S-8 Registration Statement.